BYLAWS

                       HANNAFORD BROS. CO.



                            ARTICLE I
                  NAME, LOCATION, CORPORATE SEAL

SECTION 1.1  NAME
     The name of this corporation (hereinafter referred to as the Company) is Hannaford Bros. Co.

SECTION 1.2  LOCATION
   The principal office of the Company is at Scarborough in the County of Cumberland, State of Maine, and the Company may have offices at such other places as the Board of Directors may from time to time determine or as the business of the Company may require.

SECTION 1.3  CORPORATE SEAL
     The corporate seal of the Company shall have inscribed thereon the name of the corporation, the year of its creation and the words: Corporate Seal, Maine.


                            ARTICLE II
                              STOCK

SECTION 2.1  AUTHORIZED CAPITAL STOCK
   The authorized capital stock of the Company, and the rights, preferences and designations of each class or series of the capital stock, shall be as set forth in the Articles of Incorporation, as the same may be from time to time amended.

SECTION 2.2  CERTIFICATES OF STOCK
   Every shareholder shall be entitled to a certificate, in such form as the Board of Directors shall approve from time to time, certifying the number and class of shares of stock of the Company owned by him. Each stock certificate shall be signed in the name of the Company by any two of the Chairman of the Board, the President, the Treasurer, the Secretary, an Assistant Secretary or the Clerk. Signatures of such officers may be facsimiles to the extent permitted by the Maine Business Corporation Act. In case any officer whose signature or facsimile signature appears on a stock certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer at the date of its issue. Stock certificates shall bear such legends, if any, as the Secretary or any Assistant Secretary shall consider appropriate to reflect applicable restrictions on transfer or ownership.

SECTION 2.3  TRANSFER OF STOCK
   Transfers of stock shall be made only upon the transfer books of the Company, kept at the office of the Company or of the respective transfer agents designated to transfer the relevant class or series of stock. Before a new certificate is issued, the old certificate shall be surrendered for cancellation.

SECTION 2.4  SHAREHOLDERS TO BE REGISTERED
   Only those persons whose names are registered on the books of the Company shall be entitled to be treated by the Company as the holders of the stock outstanding in their respective names; and the Company shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Maine.

SECTION 2.5 LOSS OR DESTRUCTION OF CERTIFICATE
   In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the Company and/or to the transfer agent (and to the registrar, if any) of such stock, in such sum as the Company may reasonably require.

SECTION 2.6  DETERMINATION OF RECORD
DATES; CLOSING OF TRANSFER BOOKS
   For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of a dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination of shareholders. Such date shall not in any case be more than 60 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken, and, in case of a shareholders' meeting, not less than 10 days. If the Board does not fix a record date for a meeting of shareholders, the day next preceding the date on which notice of the meeting is first given to shareholders shall be deemed to be the record date for the meeting. In lieu of fixing a record date, the Board of Directors may close the stock transfer books in the manner contemplated by the Maine Business Corporation Act.

SECTION 2.7  NONASSESSABLE SHARES
   The capital stock of this Company when duly issued shall be fully paid and non-assessable.

                           ARTICLE III
                     MEETINGS OF SHAREHOLDERS

SECTION 3.1  PLACE OF MEETINGS
   All meetings of the stockholders of the Company shall be at the principal office of the Company in the Town of Scarborough, County of Cumberland, State of Maine, or at such other place within or without the State of Maine as shall be determined by the Board of Directors.

SECTION 3.2  ANNUAL MEETING OF SHAREHOLDERS
   The Board of Directors each year shall call an annual meeting of shareholders for the election of Directors and the transaction of other proper business. Such meeting shall be held at 9:30 a.m. on the second Monday in May of each year, or at such other date and hour as the Board of Directors shall determine.

SECTION 3.3  SPECIAL MEETINGS OF SHAREHOLDERS
   Except as otherwise provided by statute, special meetings of shareholders may be called only by the Board of Directors, the Chairman of the Board, the President or the holders of more than 20 percent of the outstanding shares entitled to vote for Directors.

SECTION 3.4  NOTICE OF MEETINGS
   Written notice of each annual or special meeting of shareholders shall be delivered to each shareholder of record entitled to vote at such meeting. Notice shall be given not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting or when otherwise required under Maine law, shall state the items of business to be transacted at the meeting. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Company. Notice of an adjourned meeting need be given only if required by statute.

SECTION 3.5  QUORUM
   At each meeting of shareholders, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. When a specified item of business is required to be voted on separately by two or more classes of shareholders, a majority of the shares held by each such class shall constitute a quorum for the transaction of such item of business.

SECTION 3.6  CONDUCT OF MEETINGS
   Each meeting of shareholders shall be presided over by the Chairman of the Board or, in the Chairman's absence, the President or such other person as the Board of Directors has designated to act as chairman of the meeting. The Clerk, or such other person as the Board or the chairman of the meeting shall designate, shall act as secretary of the meeting. The chairman of the meeting shall determine the order of business at the meeting and shall have full authority to set reasonable rules of procedure by which the meeting is to be governed. Rulings of the chairman of the meeting on the order of business, adjournment of the meeting and other procedural matters may be overturned only by the affirmative vote of two-thirds of the shares present in person or by proxy at the meeting. At any meeting of shareholders, the items of business to be acted upon by shareholders shall be limited to: matters specified in a notice of meeting given by or at the direction of the Board of Directors; in the case of a special meeting, matters properly designated in a valid and timely request by one or more shareholders for the calling of the meeting; in the case of an annual meeting, matters otherwise properly brought before the meeting by a shareholder who has given due notice of such matter to the Board of Directors in accordance with the requirements of Section 3.7 below; and any other matters properly brought before the meeting by or at the direction of the Board of Directors (or a duly authorized committee thereof). The chairman of the meeting shall have authority to rule out of order any proposed item of business or Director nomination that is not a proper matter for shareholder action at the meeting, whether due to defects in notice or otherwise. The secretary of the meeting shall keep a record of all actions taken by the shareholders at the meeting. Minutes of the meeting shall thereafter be filed with the Clerk as part of the corporate records.

SECTION 3.7  ADVANCE NOTICE OF SHAREHOLDER
PROPOSALS AT ANNUAL MEETINGS
   A shareholder who wishes to propose a matter for action by the shareholders at any annual meeting ("proponent") must give the Board of Directors proper and timely notice that satisfies the following conditions:
      (1) The notice must set forth in writing (i) the name and address of the proponent, (ii) a representation that the proponent is a shareholder of record of the Company, (iii) a fair description of the proposal or, if the proposal relates to the nomination of one or more candidates for election as Directors, the name, address and business background of each such candidate, (iv) any significant personal or pecuniary interest (whether direct or indirect) of the proponent in such matter or, if the proposal relates to the nomination of one or more candidates for election as Directors, any arrangement or relationship between the proponent and each such candidate and (v) such other information regarding the proponent and the proposal as the proxy rules of the Securities and Exchange Commission would require in a proxy statement for a contested solicitation of proxies.
      (2) The notice must be addressed to the Secretary and received at the Company's principal office not fewer than 90 days nor more than 135 days before the date (the "anniversary date") that falls one year after the immediately preceding annual meeting of shareholders; except that if the annual meeting is held more than 30 days before or after the anniversary date, then notice shall be deemed to be timely if received at the Company's principal office not later than 10 days after the Company first announces publicly the intended date of the meeting, through a press release, Securities and Exchange Commission filing or otherwise.
   Upon receipt of such notice, the Secretary shall forward a copy thereof to the Board, which may consider whether to endorse the proposal or, as the case may be, the proposed candidate(s). If the proposal is otherwise a proper matter for shareholder action, a proponent who has satisfied the foregoing notice requirements shall thereafter be entitled at the next annual meeting to introduce the proposal or, as the case may be, place in nomination the candidate(s) so described, regardless of whether the Board has chosen to endorse the proposal or candidate(s). Nothing contained herein shall relieve any person from obligations imposed under the proxy rules of the Securities and Exchange Commission or shall obligate the Company to give notice of, or include in its proxy statement a description of, any shareholder proposal.

SECTION 3.8  VOTING INSPECTORS
   At or before each meeting of shareholders, the Chairman of the Board or other chairman of the meeting shall appoint two individuals to act as voting inspectors at the meeting. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies. The inspectors shall receive all written votes, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, determine the result and otherwise see that the vote or election is conducted with fairness to all shareholders. In case of disagreement between the inspectors on any question, the chairman of the meeting shall determine the matter at issue.

SECTION 3.9  PROXIES
   A shareholder may vote either in person or by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. Proxies shall not be given effect unless delivered to the Company in a timely manner.


                           ARTICLE IV
                            DIRECTORS

SECTION 4.1  GENERAL POWERS
   Except to the extent expressly reserved to the shareholders by statute, the Articles of Incorporation or these Bylaws, the Board of Directors shall have full authority to manage and direct the management of the business and affairs of the Company.

SECTION 4.2  NUMBER
   Within the limits fixed by the Articles of Incorporation, the number of Directors constituting the Board of Directors may be changed from time to time by resolution of the shareholders or the Board. Resolutions by the shareholders or the Board to change the number of Directors shall require, respectively, (i) the affirmative vote of at least two-thirds of the outstanding shares entitled to vote for Directors or (ii) the affirmative vote of at least two-thirds of the Directors then in office.

SECTION 4.3  ELECTION AND TERM
   The Directors shall be divided into classes having the respective terms set forth in the Articles of Incorporation. Each Director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified, or until his or her earlier resignation, removal from office, death or incapacity.

SECTION 4.4  QUALIFICATIONS; NOMINATIONS
   Directors must have attained the age of 21 years. No person shall stand for election or reelection as a Director after attaining the age of seventy, and the term of a Director who attains the age of seventy years shall terminate at the annual meeting of shareholders following his or her 70th birthday. Directors need not be shareholders. Nominations for the election of Directors may be made by the Board of Directors or any duly authorized committee of the Board. Subject to the procedure set forth below, nominations for the election of Directors may also be made by shareholders.
   Any shareholder wishing to propose one or more candidates for election as a Director at the annual meeting of shareholders in a given year shall provide written notice of such intended nomination to the Secretary of the Company, in accordance with Section 3.7 above.

SECTION 4.5  VACANCIES
   Vacancies in the Board of Directors, including those created by an increase in the number of Directors or by removal, may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director elected to fill any vacancy shall be elected for the unexpired term of his or her predecessor.

SECTION 4.6  BOARD MEETINGS; NOTICE
   Following the annual meeting of shareholders, the Board of Directors shall hold its annual meeting of Directors. No notice of such meeting shall be required if held at the place of the annual meeting of shareholders. Other regular meetings of the Board may be held without notice at such place, date and hour as the Board may determine.
   Special meetings of Directors may be called by the Chairman of the Board, the President, any two Directors or such other persons as are specifically permitted by statute to call special meetings of Directors. Notice of the place, date and hour of each special meeting shall be given to each Director at least two days prior to the meeting. Without limiting the foregoing, notice addressed to a Director's place of residence or business, as it appears in the Company's records, shall be deemed given when sent by telegram, cable, facsimile transmission or equivalent means of communication; on the next business day after being sent by overnight mail or delivery service; or on the third business day after being deposited with postage prepaid in the United States mail. Notice shall also be deemed given when actually received in person or by telephone.
   Except as otherwise expressly required by the Maine Business Corporation Act, the Articles of Incorporation or these Bylaws, notices of meetings need not describe the items of business to be transacted at the meeting. Notice of any meeting of the Board need not be given to any Director who is present at such meeting or who signs a written waiver of notice, either before or after the meeting. Notice of adjournment of any meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Notwithstanding any provision of these Bylaws, defects in the calling or notice of a meeting of Directors shall be deemed waived to the extent provided by statute.

SECTION 4.7  QUORUM; VOTING
   At each meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, the vote of a majority of the Directors present at the meeting shall constitute the act of the Board of Directors.

SECTION 4.8  CONDUCT OF MEETINGS
   The Chairman of the Board, or in the Chairman's absence such other Director as the Board of Directors shall designate, shall preside at meetings of Directors. At each such meeting the Secretary, or in the Secretary's absence such other person as the chairman of the meeting shall designate, shall keep minutes of all actions taken by the Directors. Such minutes shall thereafter be filed with the Clerk as part of the corporate records.

SECTION 4.9  EXECUTIVE COMMITTEE; OTHER COMMITTEES
   The Board of Directors may designate an Executive Committee, consisting of not less than three nor more than seven members of the Board. Within the limitations prescribed by law, the Executive Committee may, when the Board is not in session, exercise all the powers and rights and be entitled to all of the privileges and immunities of the Board.
   The Board shall designate a Human Resources Committee with duties prescribed in Section 5.2 below, shall designate an Audit Committee, may designate a Corporate Governance Committee and a Finance Committee, and may from time to time designate other committees from among its membership, and may delegate, within limitations prescribed by law, general or specific duties exercisable by the Board.
   The Board shall have authority to designate the chairperson of each committee. Unless reappointed and except as the Board may otherwise provide by resolution, committee members shall serve for one-year terms expiring at the next annual meeting of Directors. The chairperson of the committee or any two committee members may call a meeting of such committee. Notice of committee meetings shall be given in the manner provided for meetings of the Board. At each committee meeting, a majority of the committee members shall constitute a quorum for the transaction of business and the vote of a majority of the members present at the meeting shall constitute the act of the committee.

SECTION 4.10  TELEPHONIC MEETINGS
   Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 4.10 shall constitute presence in person at such meeting.

SECTION 4.11  CONSENT OF DIRECTORS
   Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consents, setting forth the action taken, are signed (at any time before or after the intended effective date of such action) by all members of the Board or committee, as the case may be. Such consents shall be filed with the Clerk as part of the corporate records.

SECTION 4.12  COMPENSATION OF DIRECTORS
   Directors shall receive reasonable compensation for their services, which compensation shall be from time to time determined by the Board of Directors, and may be reimbursed for reasonable expenses actually incurred while engaged in Company business.

                            ARTICLE V
                             OFFICERS

SECTION 5.1  ELECTION OR APPOINTMENT OF
OFFICERS AND CLERK
   The Board of Directors shall elect a Chairman of the Board, President, Secretary, Treasurer and Clerk of the Company, and the Board may elect such other officers as it deems appropriate. The Board shall designate either the Chairman of the Board or the President as the Chief Executive Officer of the Company, and may designate which officers, if any, shall serve as Chief Operating Officer and Chief Financial Officer. Any two or more offices may be held by the same person.
   Subject to such limitations as the Board may establish by resolution, the Chief Executive Officer shall have authority to appoint additional officers and to designate their titles.

SECTION 5.2  COMPENSATION OF OFFICERS
   Compensation of officers shall be determined by the Board of Directors, except as the Board may otherwise direct by resolution or as may otherwise be provided under any employee benefit plan approved by the Board or a duly authorized committee of the Board. Recommendations regarding officer compensation shall be submitted to the Board from time to time by a Human Resources Committee consisting of not less than three nor more than four members of the Board who are not employees of the Company. The Human Resources Committee shall perform such other duties as shall be specified from time to time by the Board.

SECTION 5.3  TERM OF OFFICE; REMOVAL;
RESIGNATION
   All officers serve at the pleasure of the Board of Directors and may be removed at any time by the Board, with or without cause. Officers appointed by the Chief Executive Officer may also be removed at any time by the Chief Executive Officer, with or without cause. Removal from office, however effected, shall not prejudice the contract rights, if any, of the officer removed, nor shall election or appointment of an officer of itself create contract rights.
   Officers may resign by giving written notice to the Chief Executive Officer, Secretary or Clerk. Unless otherwise specified therein, a resignation shall take effect upon receipt of such notice, and the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.4  VACANCIES
   A vacancy in any office, however occurring, shall be filled in the manner prescribed by these Bylaws for regular election or appointment to such office.

SECTION 5.5  CHAIRMAN OF THE BOARD
   The Board of Directors shall from time to time elect one of its members as Chairman of the Board. The Chairman, when present, shall preside at all meetings of the Board, and shall perform such duties as the Board may assign to him or her from time to time. In the case of absence or disability of the President, the Chairman shall perform the duties of the President unless the Board, acting pursuant to Section 5.6 below, shall have designated another officer to perform such duties.

SECTION 5.6  PRESIDENT
   Subject to direction by the Board of Directors, and by the Chief Executive Officer if the Chairman of the Board has been designated as Chief Executive Officer, the President shall at all times exercise such general authority, direction and supervision over all of the affairs of the Company as its interest and security may require. In all cases where the duties of the subordinate officers and agents of the Company are not specifically prescribed by the Bylaws or by resolution of the Board, such subordinate officers and agents shall perform their duties under the general direction of the President. The President (or such other officer as may have been designated as Chief Executive Officer) shall make an annual report to the shareholders of the affairs of the Company.
   In the case of absence or disability of the Chairman of the Board, the President shall perform the duties of the Chairman.
     Whenever the Company shall own stock of another corporation, the President, the Treasurer or any Vice President (in that order), acting either in person or by proxy, may, in the absence of specific action by the Board of Directors, exercise in the name and on behalf of the Company all rights of ownership thereof; but the Board may from time to time, either generally or in any specific instance, delegate like authority to any one or more other persons. The Board may instruct the President, Treasurer or other authorized person as to the manner of exercise of such rights, but in the absence of such instruction, such person shall exercise such rights in his or her discretion.
   The Board may designate one or more officers who shall exercise the powers and discharge the duties of the President in the case of his or her absence or disability.

SECTION 5.7  VICE PRESIDENTS
   The Vice Presidents shall perform such duties as may be assigned to them from time to time by the President, Chief Executive Officer, or Board of Directors

SECTION 5.8  SECRETARY; ASSISTANT SECRETARIES
   The Secretary shall attend meetings of the Board of Directors and record its proceedings. He or she may give, or cause to be given, notice of all meetings of shareholders and Directors of the Company. The Secretary may certify all votes, resolutions and actions of the shareholders, the Board and committees of the Board and may attest all documents executed on behalf of the Company.
   An Assistant Secretary may certify all votes, resolutions and actions of the shareholders, the Board or committees of the Board, may attest all documents executed on behalf of the Company and, at the direction of the Secretary or the President or in the case of absence or disability of the Secretary, may perform the other functions of the Secretary. The office of Assistant Secretary shall be ministerial in nature, and the Assistant Secretary, in his or her capacity as such, shall have no authority to engage in any policymaking function on behalf of the Company, or to enter into contracts or incur debts on behalf of the Company.

SECTION 5.9  TREASURER; ASSISTANT TREASURER
   The Treasurer shall have charge of, and be responsible for, all funds and securities of the Company, shall maintain full and accurate accounts of the Company's disbursements and receipts, shall report to the Board of Directors from time to time on the financial condition of the Company and shall otherwise exercise the powers and perform the duties incident to the office of Treasurer. The Treasurer may certify or attest documents executed on behalf of the Company.
   In the case of absence or disability of the Treasurer, the Assistant Treasurer (if any) shall have and exercise all of the powers and discharge all of the duties of the Treasurer as hereinbefore described, except as the President or the Board may otherwise direct.

SECTION 5.10  FIDELITY BONDS
   The Board of Directors may by resolution require any and all of the officers of the Company to give bond to the Company assuring the faithful performance of the duties of their respective offices in such sum or sums with sufficient surety or sureties as the Board may require. The premium on such bonds may be paid by the Company.

SECTION 5.11  CLERK
   As required by the Maine Business Corporation Act, the Company shall have and continuously maintain a Clerk, who shall be a resident of the State and who shall hold office until his or her replacement or resignation in accordance with the Act. The Clerk shall not be deemed an officer of the Company and, in his or her capacity as such, shall have no authority to engage in any policymaking function on behalf of the Company or to enter into contracts or incur debts on behalf of the Company. The Clerk shall maintain books containing the records of all meetings of the shareholders, the Board of Directors and committees of the Board, and shall perform such other duties as are expressly prescribed by law. The Clerk may certify all votes, resolutions and actions of the shareholders, the Board and committees of the Board, and may attest all documents executed on behalf of the Company.


                           ARTICLE VI
             INDEMNIFICATION OF DIRECTORS, OFFICERS,
                      EMPLOYEES AND AGENTS

SECTION 6.1  INDEMNIFICATION OF DIRECTORS
AND OFFICERS
   To the maximum extent permitted by law, the Company shall indemnify any current or former Director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director or officer of the Company, or is or was serving at the request of the Company as a director, officer, clerk, trustee, employee, partner, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

SECTION 6.2  INDEMNIFICATION OF OTHER
EMPLOYEES AND AGENTS
   (a) Within limitations prescribed by law and subject to paragraph (b) of this
Section 6.2, the Company may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the
Company, or is or was serving at the request of the Company as a director, officer, trustee, employee, partner, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.
   (b) Except to the extent that indemnification is otherwise ordered by a court or required by Section 6.1 above, indemnification shall be made under this
Section 6.2 only as authorized in the specific case upon a determination (made in accordance with Section 6.7(b) below) that indemnification of such person is proper in the circumstances and in the best interests of the Company.

SECTION 6.3  INDEMNIFICATION NOT PERMITTED
IN CERTAIN CASES
   Notwithstanding Sections 6.1 and 6.2 above and except as a court may otherwise permit or order, the Company shall not indemnify any person with respect to any matter as to which such person shall have been finally adjudicated not to have met the following standard of conduct:
      (1) That such person acted honestly and in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries; and
      (2) With respect to any criminal action or proceeding, that such person had no reasonable cause to believe that his or her conduct was unlawful.
   The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not satisfy the foregoing standard of conduct. Satisfaction of the foregoing standard of conduct shall not of itself make mandatory any indemnification that is otherwise permitted but not required by this Article VI.

SECTION 6.4  ADVANCE PAYMENT OF EXPENSES
   (a) Expenses reasonably incurred by a Director or officer of the Company in connection with any action, suit or proceeding referred to in Section 6.1 above shall promptly be paid by the Company, even in advance of the final disposition of that action, suit or proceeding.
   (b) Expenses reasonably incurred by an employee or agent of the Company in connection with any action, suit or proceeding referred to in Section 6.2 above may be paid by the Company, if so authorized by the Board of Directors, in advance of the final disposition of that action, suit or proceeding; provided, however, that expenses of an employee or agent may be paid under this paragraph
(b) only upon a determination (made in accordance with Section 6.7(b) below) that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct set forth in Section 6.3 above. The Board, in its sole discretion, may impose such conditions as it deems appropriate on any advance payment of expenses to an employee or agent under this paragraph (b).
   (c) Notwithstanding paragraphs (a) and (b) of this Section 6.4, no advance payment of expenses shall be made thereunder unless the Company shall be in receipt of:
      (1) A written affirmation by the Director, officer, employee or agent that such person has met the standard of conduct set forth in Section 6.3 above; and
      (2) A written undertaking by or on behalf of the Director, officer, employee or agent to repay the advance if such person is finally adjudicated not to be entitled to indemnification by the Company, which undertaking shall be an unlimited general obligation of the person seeking the advance but (except to the extent otherwise provided by the Board of Directors pursuant to paragraph
(b) of this Section 6.4) need not be secured and may be accepted without reference to financial ability to make the repayment.
   (d) Notwithstanding paragraphs (b) and (c) of this Section 6.4, the Chief Executive Officer may authorize the Company to pay up to $25,000 of expenses incurred by a current or former employee or agent of the Company (other than a Director or officer) in connection with any action, suit or proceeding referred to in Section 6.2 above, even in advance of the final disposition of that action, suit or proceeding. No advance payment of expenses shall be made under this paragraph (d) unless the Company shall be in receipt of a written affirmation by the employee or agent that he or she has met the standard of conduct set forth in Section 6.3 above. The Chief Executive Officer may impose such other conditions as that officer deems appropriate on any advance payment of expenses under this paragraph (d), including without limitation the requirement of a written undertaking by the employee or agent to reimburse expenses incurred by the Company in the event such person is finally adjudicated not to be entitled to indemnification by the Company. The Chief Executive Officer shall from time to time submit to the Board a report of payments authorized pursuant to this paragraph (d).

SECTION 6.5  INDEMNIFICATION NOT EXCLUSIVE
   The indemnification and entitlement to advances provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.6  INSURANCE
   The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as director, officer, trustee, employee, partner, fiduciary or agent of another corporation, partnership, limited liability company, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person.

SECTION 6.7  GENERAL
   (a) Except with regard to mandatory indemnification or mandatory advancement of expenses, references in this Article VI to the "Company" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.
   (b) The "determinations" referred to in Sections 6.2(b) and 6.4(b) above shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who are not parties to that action, suit or proceeding,
(ii) if such a quorum is not obtainable (or even if obtainable, if a quorum of disinterested Directors so directs) by independent legal counsel in a written opinion or (iii) by the shareholders.
   (c) Any  decision of the Company  made  pursuant  to the  provisions  of this
Article VI to indemnify any person or to advance expenses to any person shall be irrevocable except to the extent that the implementation of such decision by the Company would be unlawful.
   (d) On any claim, issue or matter asserted by or in the right of the Company as to which (i) indemnification would otherwise be required by Section 6.1 above, or the Board of Directors or the shareholders have authorized indemnification pursuant to Section 6.2 above, (ii) the Director, officer, employee or agent of the Company is finally adjudicated by a court to be liable to the Company but has not been adjudicated to have violated the standards set forth in Section 6.3 above and (iii) the Company's power to indemnify such person is at issue before the court, the Company shall:
      (1) Inform the court that it is the Company's policy (subject to limitations prescribed by law and this Article VI) to provide indemnification without regard to whether a claim, issue or matter is asserted by or in the right of the Company; and
      (2) Request the court to find that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.
   (e) The Company may, without limitation, indemnify any current or former director, officer, employee or agent of any subsidiary of the Company, and may advance expenses to such person, to the same extent that the Company may indemnify employees and agents of the Company, and advance expenses to such persons, pursuant to Sections 6.2 and 6.4 above.
   (f) For purposes of this Article, the Clerk of the Company shall be deemed entitled to mandatory indemnification and reimbursement of expenses as if he or she were an officer of the Company.


                           ARTICLE VII
       DIVIDENDS, HANDLING OF FUNDS, BORROWING, FISCAL YEAR

SECTION 7.1  DIVIDENDS
   Dividends of cash, stock or other property may be declared by the Board of Directors in their discretion from funds and/or accounts as may be lawfully available therefor.

SECTION 7.2  DEPOSIT OF FUNDS
   The moneys of the Company may be deposited in the name of the Company in such depository institutions as the Board of Directors, or the Treasurer or such officers as are authorized by the Board, shall determine.

SECTION 7.3  BORROWING MONEY
   Within such maximum limits as may, but need not be, from time to time prescribed by the Board of Directors, the Treasurer may from time to time borrow funds as the needs of the Company dictate; and in so doing the Treasurer may execute, in the name of the Company, evidence of indebtedness of the Company, and may execute such supporting or collateral documents relating thereto as may be appropriate.

SECTION 7.4  FISCAL YEAR
   The fiscal year of the Company shall consist of a 52 week or 53 week period which ends on the Saturday closest to the end of the calendar year.


                           ARTICLE VIII
                   BOOKS, ACCOUNTS AND RECORDS

SECTION 8.1  RETENTION AND LOCATION
   The books, accounts and records of the Company, except as may otherwise be required by the laws of the State of Maine, shall be kept at the principal or registered office of the Company or at such other place or places as the Board of Directors may from time to time designate.

SECTION 8.2  INSPECTION BY SHAREHOLDERS
   No shareholder as such shall have any right to inspect any account or book or document of the Company, except as such right may be conferred by law.

                            ARTICLE IX
                        GENERAL PROVISIONS

SECTION 9.1  FACSIMILE SIGNATURES
   Facsimile signatures of any officer of the Company may be used whenever authorized by the Board of Directors, the Chairman of the Board, the President or any Vice President. The Company may rely upon the facsimile signature of any person if delivered by or on behalf of such person in a manner evidencing an intention to permit such reliance.

SECTION 9.2  AMENDMENT OF BYLAWS
   Except as may otherwise be prescribed by statute or the Articles of Incorporation, these Bylaws may be amended or repealed, and new Bylaws may be adopted, by vote of the shareholders or the Board of Directors. For any meeting at which Bylaws are to be adopted, amended or repealed, specific notice of such proposed action shall be given, either setting out the text of the proposed new Bylaw, amendment or Bylaw to be repealed, or summarizing the changes to be effected by such adoption, amendment or repeal.

SECTION 9.3  INTERPRETATION
   Headings and captions used herein are inserted for convenience only and shall not be used to construe the scope or content of any provision. Whenever used herein, the masculine gender shall include the feminine and neuter genders, as the context requires. In the case of any conflict between the provisions of the Articles of Incorporation and these Bylaws, the Articles shall control. In the case of any ambiguity or other question concerning interpretation of these Bylaws, the good faith interpretation of the Board of Directors shall be binding on the Company and its shareholders.